Exhibit 4.2

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March 28, 2013, by and among Dermira, Inc. (f/k/a Skintelligence, Inc.), a Delaware corporation (the “Company”), the parties listed on Exhibit A attached hereto (the “Investors”) and the parties listed on Exhibit B attached hereto (the “Stockholders”).

RECITALS

WHEREAS, certain of the Investors (the “Prior Investors”) have purchased from the Company shares of the Company’s Series A Preferred Stock (the “Series A Stock”), and, in connection therewith, the Company, the Prior Investors and the Stockholders entered into an Investors’ Rights Agreement, dated as of August 4, 2011 (the “Prior Agreement”).

WHEREAS, concurrently herewith, certain of the Investors (the “Purchasers”) are purchasing from the Company shares of the Company’s Series B Preferred Stock (the “Series B Stock” and, together with the Series A Stock, the “Purchased Shares”) on the terms and conditions set forth in that certain Series B Preferred Stock Purchase Agreement, dated as of even date herewith, between the Company and the Purchasers, as amended from time to time (the “Purchase Agreement”).

WHEREAS, to induce the Purchasers to purchase the Series B Stock from the Company and to enter into the Purchase Agreement, the Investors, the Stockholders and the Company desire to amend and replace the Prior Agreement in its entirety to grant the Investors certain information and registration rights and rights of first refusal, all as more fully set forth herein.

WHEREAS, Section 9.14(a) of the Prior Agreement provides that the Prior Agreement may be amended by (i) the Company, (ii) Investors holding at least a majority of the Registrable Securities (as defined in the Prior Agreement) then outstanding and (iii) Stockholders holding at least a majority of the issued and outstanding shares of Common Stock (as defined in the Prior Agreement) which are then held by the Stockholders, and the undersigned Prior Investors and undersigned Stockholders are holders of sufficient shares to amend the Prior Agreement in accordance with its terms.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      INFORMATION RIGHTS.

1.1                                  Basic Financial Information. The Company shall deliver to each Investor (or transferee of an Investor) that holds at least one million (1,000,000) Purchased Shares (or common stock of the Company (the “Common Stock”) issued upon conversion thereof, and as adjusted for subsequent stock splits, stock dividends, combinations and other recapitalizations) (such an Investor, a “Major Investor”):

(a)                                 Annual Reports. Within one hundred fifty (150) days after the end of each fiscal year of the Company, a consolidated Balance Sheet, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, all prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied and audited and certified by independent certified public accountants of nationally recognized standing selected by the Company unless otherwise approved by the Board (as defined below); and

(b)                                 Quarterly Reports. Within forty five (45) days after the end of each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Income and an unaudited Statement of Cash Flows of the Company and its subsidiaries for such period, all prepared in accordance with GAAP, consistently applied, subject to changes resulting from normal year-end audit adjustments, compared against the annual operating plan and budget provided in Section 1.2 hereof.

1.2                               Annual Operating Plan and Budget Financial Information. At least twenty (20) days prior to the beginning of each fiscal year of the Company, the Company shall deliver to such Major Investor an annual operating plan and budget, prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow of the Company and its subsidiaries for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company, for the next fiscal year.

1.3                               Confidentiality. Each Major Investor agrees to hold all information received pursuant to this Section 1 in strict confidence and will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company), and not to use or disclose any of such information to any third party, except (i) to the extent such information has previously been made publicly available (other than as a result of a breach of this Section 1.3 by such Major Investor), or (ii) is or has been made known or disclosed to the Major Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, a Major Investor may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Major Investor in the ordinary course of business, provided that such Major Investor informs such Person that such information is confidential and such Person is contractually required maintain the confidentiality of such information; or (c) as may otherwise be required by law, provided that, to the extent permitted by applicable law, the Major Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure; provided, further, that such Major Investor informs such Person (as defined in Section 6.14) that such information is confidential and directs such Person to maintain the confidentiality of such information.

1.4                               Inspection Rights. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor.

1.5                               Termination of Certain Rights. The Company’s obligations under Sections 1.1, 1.2 and 1.4 above will terminate upon the earlier of (a) the Company’s first underwritten public offering of its Common Stock (an “IPO”) and (b) a Deemed Liquidation Event (as such term is defined in the Company’s Restated Certificate of Incorporation, as amended from time to time (the “Restated Certificate”)).

2.                                      REGISTRATION RIGHTS.

2.1                                  Definitions. For purposes of this Section 2:

(a)                                 Affiliate. For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity shall be deemed an “Affiliate” of an Investor who, directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any partner, officer, director, member, manager or employee of such Investor and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more managers or general partners of or shares the same management company with such Investor, or with respect to an individual, any member of the Investor’s immediate family.

(b)                                 Form S-3. The term “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC (as defined below) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c)                                  Holder. The term “Holder” means any person owning of record Registrable Securities (as defined below) or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement; provided, that, the Company shall in no event be obligated to register Purchased Shares and Holders of Registrable Securities will not be required to convert their Purchased Shares into Common Stock in order to exercise the registration rights granted hereunder until immediately before the closing of the offering to which the registration relates.

(d)                                 Qualified IPO. The term “Qualified IPO” shall have the meaning set forth in the Restated Certificate.

(e)                                  Registration. The terms “register,” “registration” and “registered” refer to a registration affected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(f)                                   Registrable Securities. The term “Registrable Securities” means:

(1)                                 all shares of Common Stock of the Company originally issued by the Company to the Stockholders, including any shares that may have been transferred from the Stockholders directly or indirectly to a member of the Immediate Family (as defined in that certain Right of First Refusal and Co-Sale Agreement, dated as of even date herewith, by and among the Company and the Major Stockholders (as defined therein) (the “Co-Sale Agreement”)) of such Stockholder or the beneficial owners thereof, or any trust or other entity beneficially owned by any such person;

(2)                                 all the shares of Common Stock of the Company issued or issuable upon the conversion of any outstanding shares of Purchased Shares, excluding any Common Stock issued upon conversion of the Purchased Shares pursuant to the “Special Mandatory Conversion” provisions of the Restated Certificate, or any Common Stock, or Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and

(3)                                 any shares of capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this Section 2.1(e); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities with respect to which, pursuant to Section 2.11 hereof, the holders are no longer entitled to registration rights pursuant to Sections 2.2, 2.3 or 2.4 hereof.

(g)                                  Registrable Securities then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock which are Registrable Securities that are then (1) issued and outstanding or (2) issuable pursuant to the exercise or conversion of then outstanding and then exercisable and qualifying options, warrants or convertible securities.

(h)                                  SEC. The term “SEC” means the U.S. Securities and Exchange Commission.

(i)                                      Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended.

2.2                               Demand Registration.

(a)                                 Request by Holders. If the Company shall receive at any time after the date 180 days following the effective date of a Qualified IPO, a written request from the Holders of at least sixty six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding, voting together as a single class on an as-converted basis, that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within twenty (20) days after the receipt of such written request (except if Section 2.2 is applicable), give written notice of such request (the “Request Notice”) to all Holders, and use its reasonable best efforts to effect, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within ninety (90) days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided, that, the Registrable Securities requested to be registered pursuant to such request must have aggregate gross proceeds (before any underwriting discounts and commissions) that equals or exceeds ten million dollars ($10,000,000).

(b)                                 Underwriting. If the Holders initiating the registration request under this Section 2.2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include his, her, or its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement with the managing underwriter or underwriters selected for such underwriting by the Company and approved by the Investors (such approval not be unreasonably withheld). Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. For any Holder that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)                                  Maximum Number of Demand Registrations. The Company shall in no event be obligated to effect more than two (2) such registration statements pursuant to this Section 2.2.

(d)                                 Restrictions. The Company shall not be obligated to effect any registrations:

(1)                                 during the one hundred eighty (180) day period after the effective date of a Qualified IPO;

(2)                                 if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 2.4 hereof;

(3)                                 if the Company shall furnish to the Holders a certificate signed by the President, Chief Executive Officer or Chief Financial Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer the filing of such registration statement no more than once during any twelve (12) month period for a period of not more than 120 days after receipt of the request of the Initiating Holders;

(4)                                 if the Company, within thirty (30) days of receipt of the request of such Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145); provided, that, the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(5)                                 during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 2.3; provided, that, the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(6)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(e)                                   Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, such counsel’s fees and disbursements not to exceed fifty thousand dollars ($50,000), in the aggregate, who may also be counsel for the Company (but excluding underwriters’ discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it is declared effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one demand registration pursuant to this Section 2.2 (in which case such right shall be forfeited by all Holders of Registrable Securities).

2.3                               Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the

Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)                                 Underwriting. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company and second to Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the number of Registrable Securities held by each such Holder. Notwithstanding the foregoing, however, (1) the right of the underwriters to exclude shares from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced in the aggregate below 30% of the shares included in the registration, except for a registration relating to an IPO, from which all Registrable Securities may be excluded, and (2) no shares held by stockholders of the Company that are not Registrable Securities shall be included in any such registration without the consent of holders of a majority of the Registrable Securities, if the requested registration of such shares would reduce the number of shares includable by the Holders of Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice, given in accordance with Section 6.1 hereof, to the Company and the underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)                                 Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.3, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, such counsel’s fees and disbursements not to exceed fifty thousand dollars ($50,000), in the aggregate, who may also be counsel for the Company (but excluding underwriters’ discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.3 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

(c)                                  Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3(a) hereof.

2.4                               Form S-3 Registration. In case the Company shall receive from any Holder or Holders holding at least thirty percent (30%) of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will do the following:

(a)                                 Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities.

(b)                                 Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(1)                                 if Form S-3 is not available for such offering;

(2)                                 if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose, at the time of filing of the registration statement, to sell Registrable Securities at an aggregate price to the public of less than five million dollars ($5,000,000);

(3)                                 if the Company shall furnish to the Holders a certificate signed by the President, Chief Executive Officer or Chief Financial Officer of the Company stating that in the good faith judgment of the Board, it would be detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 no more than once during any twelve (12) month period for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4;

(4)                                 if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4;

(5)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

(6)                                 if the Company, within thirty (30) days of receipt of the request of such Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule

145); provided, that, the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(7)                                 during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 2.3 above; provided, that, the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.

(c)                                  Expenses. Subject to the foregoing, the Company shall file a Form S-3 covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all expenses incurred in connection with the first two (2) registrations requested pursuant to this Section 2.4, (excluding underwriters’ discounts and commissions), including without limitation all filing, registration and qualification, printers’ and accounting fees and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders, such counsel’s fees and disbursements not to exceed fifty thousand dollars ($50,000), in the aggregate, and counsel for the Company, which may be the same counsel. Each Holder participating in a registration pursuant to this Section 2.4 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

(d)                                 Not Demand Registration. Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above.

2.5                               Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)                                 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

(b)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and, in connection with any registration on Form S-3 pursuant to Section 2.4 above, use reasonable, diligent efforts to timely file all reports required under the Securities Exchange Act of 1934, as amended from time to time, (the “Exchange Act”) in order to maintain the right to continue to use such Form and to maintain such registration in effect.

(c)                                  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that, the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting hereby agrees to also enter into and perform its obligations under such an agreement.

(f)                                   Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                  Use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed.

(h)                                 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.6                               Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.7                               Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8                               Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)                                  By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the “Violations” and, individually, a “Violation”):

(1)                                 any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, any free-writing prospectus as defined in Rule 405 promulgated under the Securities Act or any amendments or supplements thereto; or

(2)                                 the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(3)                                 any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

The Company will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, within three months after a request for reimbursement has been received by the Company, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)                                 By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or any rule or regulation promulgated thereunder or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration. Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action within three months after a request for reimbursement has been received by the indemnifying Holder, provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)                                  Notice. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)                                 Contribution. If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)                                  Conflict with Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

(f)                                   Survival. The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

2.9                               “Market Stand-Off” Agreement. Each Holder hereby agrees that upon the prior written request of the managing underwriter, it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, and if the Company’s securities are listed on the NASDAQ Stock Market or New York Stock Exchange and Rule 2711 or Rule 472 thereof, as applicable (or any successor provisions or amendments thereof), applies, then the restrictions imposed by this Section 2.9 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, that all officers and directors of the Company and holders of at least two percent (2%) of the Company’s voting securities are bound by and have entered into similar agreements or arrangements. In no event will the restricted period extend beyond 215 days after the effective date of the registration statement. The foregoing provisions of this Section 2.9 shall apply only to the Company’s IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 2.9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Any discretionary waiver or termination of the restrictions of any or all such agreements by the Company or the underwriters (other than discretionary waivers for requests based on financial hardship for the sale of shares having an aggregate sales price not exceeding $100,000 per Holder) shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. In addition, upon a Demand Registration, each Holder agrees to be bound by similar restrictions, and to sign a similar agreement, in connection with such Demand Registration, provided that the duration of the lock-up period with respect to such additional registration shall not exceed 90 days (or such longer period as the underwriters of the Company shall request in order to facilitate compliance with NASD Rule 2711 (or any successor provisions or amendments thereof)) from the effective date of such additional registration statement.

2.10                        Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                  File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

2.11                        Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Sections 2.2 through 2.4 with respect to: (a) any request or requests for registration made by any Holder on a date (i) more than five (5) years after the closing date of a Qualified IPO or (ii) following a Deemed Liquidation Event; and (b) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.2, 2.3 or 2.4 if (i) the Holder holds less than one percent (1%) of the outstanding voting equity securities of the Company, and (ii) all such Registrable Securities proposed to be sold by a Holder may be sold in a three (3) month period without registration under the Securities Act pursuant to Rule 144.

2.12                        Limitations on Subsequent Registration Rights; Most Favored Nation Terms. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, voting together as a single class on an as-converted basis, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a demand registration (other than on Form S-3); provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9. In the event that the Company shall enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 2.3 hereof, on terms that are more favorable to such holder than the terms of this Section 2, then the Company shall so notify the Holders and shall offer to enter into an amendment to this Section 2 to provide such more favorable terms to the Holders.

3.                                      RIGHT OF FIRST OFFER.

3.1                               General. Each Investor and any party to whom such Investor’s rights under this Section 3 have been duly assigned in accordance with Section 4.1(b) (each such Investor or assignee being hereinafter referred to as a “Rights Holder”) has the right of first offer to purchase such Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any “New Securities” (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement; provided, however, such Rights Holder shall have no right to purchase any such New Securities if such Rights Holder cannot demonstrate to the Company’s reasonable satisfaction that such Rights Holder is at the time of the proposed issuance of such New Securities an “accredited investor” as such term is defined in Regulation D under the Securities Act. Each Rights Holder shall be entitled to assign or apportion the right of first offer hereby granted it among itself and its Affiliates (as defined in Section 6.6 below) in such proportions as it deems appropriate. A Rights Holder’s “Pro Rata Share” for purposes of this right of first offer is the ratio of (a) the total number of shares of Preferred Stock and Common Stock held by such Rights Holder, on an as-converted basis, immediately prior to the issuance of New Securities to- (b) a number of shares of common stock of the Company equal to the sum of (1) the total number of shares of common stock of the Company then outstanding, including all outstanding options, warrants and other securities exercisable for or convertible into common stock, plus (2) the total number of shares of common stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible, including all outstanding options, warrants and other securities exercisable for or convertible into Preferred Stock.

3.2                               New Securities. “New Securities” shall mean any Common Stock or Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include any securities excluded from the definition of “Additional Shares of Common Stock” under Section 6.9(b)(i) of the Restated Certificate.

3.3                               Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder a written notice of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities given in accordance with Section 6.1 hereof. Each Rights Holder shall have thirty (30) days (or such shorter period as may be agreed to by holders of at least eighty percent (80%) of the then outstanding shares of Preferred Stock and Common Stock then held by the Investors, voting together as a single class on an as-converted basis) from delivery of such Notice to agree in writing to purchase such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). If any Rights Holder fails to so agree in writing within such thirty (30) day period to purchase such Rights

Holder’s full Pro Rata Share of an offering of New Securities (a “Nonpurchasing Holder”), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his, her or its Pro Rata Share of such New Securities that he, she or it did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase his, her or its full Pro Rata Share of such offering of New Securities (a “Purchasing Holder”) written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Holder’s full Pro Rata Share of such offering of New Securities (the “Overallotment Notice”). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders’ unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders, at any time within ten (10) days after receiving the Overallotment Notice. If the consideration for any New Securities is in a form other than cash, each Rights Holder shall be entitled to pay cash equal to the fair market value of such consideration to exercise such Rights Holders’ rights hereunder.

3.4                               Failure to Exercise. In the event that the Rights Holders fail to exercise in full the right of first offer within such original thirty (30) day period plus the ten (10) day period for the right of overallotment, then the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which the Rights Holders’ rights of first offer hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Notice. In the event that the Company has not issued and sold the New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

3.5                               Termination. This right of first offer shall terminate upon the earliest to occur of (a) the closing of an IPO or (b) a Deemed Liquidation Event.

4.                                      ASSIGNMENT AND AMENDMENT.

4.1                               Assignment. Notwithstanding anything herein to the contrary:

(a)                                 Information Rights; Rights of First Refusal. The rights of an Investor under Sections 1 and 3 hereof may be assigned to Affiliates of such Investor and, in the case of Investors that are natural persons, members of such Investor’s immediate family and trusts and partnerships for the benefit of members of such Investor’s immediate family.

(b)                                 Registration Rights. The registration rights of a Holder under Section 2 hereof may be assigned only to a party who acquires at least fifty percent (50%) of a Holder’s Registrable Securities then outstanding; provided, however that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided, further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4. Notwithstanding the foregoing, assignments of the rights in Section 2 hereof may be made without the Company’s consent or acquiring the minimum number of shares of Registrable Securities noted above if the assignment is to an Affiliate of the Holder.

4.2                               Amendment and Waiver of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company, (b) Investors holding at least a majority of the Registrable Securities then outstanding and (c) Stockholders holding at least a majority of the issued and outstanding shares of Common Stock which are then held by the Stockholders; provided, however, the consent of the Stockholders shall not be required for (1) any amendment or waiver of any section to this Agreement that does not adversely affect any of the rights or obligations, or create any additional obligations, of any of the Stockholders, (2) any amendment or waiver of any section to this Agreement if such amendment or waiver treats affects all parties to this Agreement in the same fashion (in which case, such amendment or waiver need only be approved by Holders holding a majority of the Registrable Securities then outstanding) or (3) any amendment or waiver of Section 1, Section 3, Section 4.1(a) or Section 5 (other than Section 5.2). Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor or Stockholder (solely with respect to amendments and waivers that require Investor or Stockholder consent, as applicable) without the written consent of such Investor or Stockholder, unless such amendment, termination, or waiver applies to all Investors in the same fashion and Stockholders in the same fashion, respectively (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Investors and Stockholders in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors and/or Stockholders may nonetheless, by agreement with the Company, purchase securities in such transaction, and that any change in the thresholds for rights under this agreement shall not be deemed to apply to any Investor differently by consequence of such Investor’s holdings). Any amendment or waiver affected in accordance with this Section 4.2 shall be binding upon each Investor, each Stockholder, each Holder, each permitted successor or assignee of such Investor, Stockholder or Holder and the Company.

5.                                      ADDITIONAL COVENANTS OF COMPANY.

5.1                               Stock Option/Stock Issuances. Unless otherwise approved by the Board or the Compensation Committee of the Board, all future employees, consultants, directors, and other service providers to the Company who shall purchase, or receive options or other rights to purchase, shares of Common Stock or equivalents thereof following the date hereof shall be required to execute agreements providing for (a) vesting of shares over a four year period with the first 25% of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months thereafter, (b) a market stand-off provision of at least 180 days, (c) the right to repurchase unvested shares of Common Stock at cost, and (d) a right of first refusal on transfers of shares until an IPO, subject to customary exceptions.

5.2                               Employee Intellectual Property Protection. Unless otherwise approved by the Board, the Company shall ensure that each future key employee shall enter into an Employee Intellectual Property Protection Agreement in the form provided to special counsel to the Investors and providing, inter alia, that such key employee (a) is an at-will employee of the Company, (b) such employee will maintain all Company proprietary information in confidence, (c) such employee will assign all inventions created by him or her as an employee during his or her employment with the Company, and (d) such employee will not disclose any information related to the Company’s work force and will not solicit any employees from the Company for a period of twelve (12) months should his, her, or its employment with the Company be terminated for any reason. The Company’s standard form of consulting agreement shall contain similar provisions.

5.3                               Termination of Certain Rights. The Company’s obligations under this Section 5 will terminate upon the earliest to occur of (a) the closing of an IPO or (b) a Deemed Liquidation Event.

5.4                               Board Meetings; Reimbursement of Expenses. The Board shall use reasonable efforts to meet at least on a quarterly basis. The Company hereby agrees to reimburse each director for his or her reasonably documented out-of-pocket expenses incurred in attending the Board meetings and meetings of committees of the Board.

5.5                               Committee Membership. Any committee of the Board shall include at least one of the Preferred Directors (as defined in the Restated Certificate) and shall not include a majority of the Common Directors (as defined in the Restated Certificate).

5.6                               Interested Party Transactions. The Company will not enter into any transaction with a “related person” as defined in Item 404 of Regulation S-K of the Securities Act, unless approved by a majority of the disinterested members of the Board.

5.7                               Corporate Existence; Insurance. The Company shall take all actions required to maintain its corporate existence, unless otherwise approved by the Board. The Company shall acquire from and maintain general insurance in such amounts and covering such risks as the Company reasonably deems advisable, at levels approved by the Board.

5.8                               Directors’ and Officers’ Insurance. The Company shall maintain directors’ and officers’ insurance with terms and policy limits satisfactory to a majority of the Board.

5.9                               Indemnification Matters. The Company hereby acknowledges that the Preferred Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Restated Certificate or the Bylaws of the Company (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Preferred Director against the Company.

6.                                      GENERAL PROVISIONS.

6.1                               Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (d) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a)                                 if to an Investor, at such Investor’s respective address as set forth on Exhibit A hereto.

(b)                                 if to the Company, marked “Attention: Chief Executive Officer,” at 2055 Woodside Rd., Redwood City, California 94061, or facsimile number: (650) 365-3410.

With a copy (which shall not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

555 California Street

12th Floor

San Francisco, CA 94104

Facsimile: (415) 281-1350

Attention: Douglas Cogen

(c)                                  if to a Stockholder, at such Stockholder’s address or facsimile number as set forth on Exhibit B hereto.

6.2                               Entire Agreement. This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof, including, without limitation, the Prior Agreement.

6.3                               Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located within the County of San Francisco, State of California, in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court.

6.4                               Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

6.5                               Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement, except that the persons identified on Exhibit C are intended to be beneficiaries of the Company’s obligations under Section 5.2.

6.6                               Successors And Assigns. Subject to the provisions of Section 4.1, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

Notwithstanding anything herein to the contrary, any Investor may assign its rights and obligations hereunder to any Affiliate of such Investor.

6.7                               Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

6.8                               Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

6.9                               Costs And Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.10                        Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of common stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

6.11                        Aggregation of Stock. All shares held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.12                        Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.13                        Facsimile Signatures. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

6.14                        Person. “Person” shall mean an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

6.15                        Termination. This Agreement shall terminate upon the earlier of (a) there ceasing to be any obligations pursuant to Sections 1, 2, 3 and 5 and (b) the agreement of (a) the Company, (b) Investors holding at least a majority of the Registrable Securities then outstanding, and (c) Stockholders holding at least a majority of the issued and outstanding shares of common stock held by the Stockholders and Holders holding at least a majority of the Registrable Securities then outstanding.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

COMPANY:

DERMIRA, INC.

By:	/s/ Thomas Wiggans
Name:	Thomas Wiggans
Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

BAY CITY CAPITAL FUND V, L.P.

By: Bay City Capital Management V LLC
Its: General Partner

By: Bay City Capital LLC,
Its: Manager

By:	/s/ Fred Craves
Name:	Fred Craves
Title:	Managing Director

BAY CITY CAPITAL FUND V CO-INVESTMENT FUND, L.P.
By: Bay City Capital Management V LLC
Its: General Partner

By: Bay City Capital LLC,
Its: Manager

By:	/s/ Fred Craves
Name:	Fred Craves
Title:	Managing Director

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

NEW ENTERPRISE ASSOCIATES 13, LIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

NEA VENTURES 2011, LIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Vice-President

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

CANAAN VIII L.P.
By: Canaan Partners VIII LLC

By:	/s/ Wende S. Hutton
Wende S. Hutton
Member/Manager

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTOR:

MARUHO CO., LTD.

By:	/s/ Koichi Takagi
Name: Koichi Takagi
Title: President and Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

STOCKHOLDER:

THOMAS WIGGANS

By:	/s/ Thomas Wiggans
Name:	Thomas Wiggans

WIGGANS LIVING TRUST DATED 5/14/02

By:	/s/ Thomas Wiggans
Name:	Thomas Wiggans
Title:	Trustee

ELIZABETH WIGGANS IRREVOCABLE GIFTING TRUST DATED 2/24/11

By:	/s/ James Baumgardt
Name:	James Baumgardt
Title:	Trustee

AMANDA WIGGANS IRREVOCABLE GIFTING TRUST DATED 2/24/11

By:	/s/ James Baumgardt
Name:	James Baumgardt
Title:	Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

STOCKHOLDER:

BAUER FAMILY 1995 TRUST DATED JUNE 15, 1995

By:	/s/ Eugene A. Bauer
Name:	Eugene A. Bauer
Title:	Co-Trustee

By:	/s/ Gloria A. Bauer
Name:	Gloria A. Bauer
Title:	Co-Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

EXHIBIT A

Schedule of Investors

Maruho Co., Ltd.

1-5-22, Nakatsu, Kita-ku,

Osaka, 531-0071

Japan

Fax: 81-6-6371-8668

Attention: Koichi Takagi

Bay City Capital Fund V, L.P.

c/o Bay City Capital LLC

750 Battery Street, Suite 400

San Francisco, CA 94111

Fax: (415) 837-0503

Attention: Fred Craves

Bay City Capital Fund V Co-Investment Fund, L.P.

c/o Bay City Capital LLC

750 Battery Street, Suite 400

San Francisco, CA 94111

Fax: (415) 837-0503

Attention Fred Craves

New Enterprise Associates 13, Limited Partnership

2855 Sand Hill Road

Menlo Park, CA 94025

Fax: (650) 854-9397

Attention: Jake Nunn

NEA Ventures 2011, Limited Partnership

2855 Sand Hill Road

Menlo Park, CA 94025

Fax: (650) 854-9397

Attention: Jake Nunn

Canaan VIII L.P.

2765 Sand Hill Road

Menlo Park, CA 94025

Fax: (650) 854-8127

Attention: Wende Hutton

Thomas Wiggans

Bauer Family 1995 Trust Dated June 15, 1995

EXHIBIT B

Schedule of Stockholders

Wiggans Living Trust dated 5/14/02

Attention: Thomas Wiggans

Elizabeth Wiggans Irrevocable Gifting Trust dated 2/24/11

Attention: Thomas Wiggans

Amanda Wiggans Irrevocable Gifting Trust dated 2/24/11

Attention: Thomas Wiggans

Bauer Family 1995 Trust Dated June 15, 1995

JOINDER AND AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Joinder and Amendment (this “Joinder”) to the Amended and Restated Investors’ Rights Agreement of Dermira, Inc., a Delaware corporation (the “Company”), dated as of March 28, 2013, by and among the Company and certain stockholders of the Company (the “Rights Agreement”), is made and entered into as of April 11, 2014, by and among the Company, UCB S.A. (“UCB”) and the undersigned Investors (as defined in the Rights Agreement). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Rights Agreement.

RECITALS

WHEREAS, on the date hereof, UCB is purchasing shares of the Company’s Series B Preferred Stock pursuant to the Purchase Agreement, as amended by that certain Amendment No. 1 to the Series B Preferred Stock Purchase Agreement, dated of even date herewith, by and among the Company, the undersigned Investors and UCB (the “SPA Amendment”).

WHEREAS, the Purchase Agreement, as amended by the SPA Amendment, provides that UCB shall become a party to the Rights Agreement and the Rights Agreement must be amended in order to make UCB a party to the Rights Agreement.

WHEREAS, the Company, the undersigned Investors and the undersigned Stockholders desire to amend the Rights Agreement to make UCB a party to the Rights Agreement.

WHEREAS, pursuant to Section 4.2 of the Rights Agreement, the Rights Agreement may be amended only with the written consent of (a) the Company, (b) Investors holding at least a majority of the Registrable Securities then outstanding and (c) Stockholders holding at least a majority of the issued and outstanding shares of Common Stock which are then held by the Stockholders.

WHEREAS, the Company and each of the undersigned Investors and Stockholders is a party to the Rights Agreement and the consent of the Company and each of the undersigned Investors and Stockholders shall, in accordance with Section 4.2 of the Rights Agreement, bind the Company, all Investors and all Stockholders with respect to the amendments and agreements set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as set forth herein.

1.                                      Amendment of Rights Agreement. The undersigned parties to the Rights Agreement hereby agree that the Rights Agreement shall be amended to provide that UCB shall be an “Investor” for purposes of the Rights Agreement and Exhibit A shall be amended to list UCB and its mailing address.

2.                                      Agreement to be Bound; Acknowledgement of Rights and Benefits. UCB hereby (a) acknowledges that UCB has received and reviewed a complete copy of the Rights Agreement and (b) agrees that upon execution of this Joinder, UCB shall become a party to the Rights Agreement and shall be fully bound by, and subject to, all of the applicable covenants, terms and conditions of the Rights Agreement as though an Investor thereunder. The undersigned parties to the Rights Agreement hereby agree that UCB shall have the rights and benefits under the Rights Agreement applicable to an Investor in the same manner as if UCB were an original signatory thereto and named as an Investor thereunder.

3.                                      Authorization. The parties hereto represent that that each such party is fully authorized and empowered to enter into this Joinder and that this Joinder constitutes each such party’s valid and legally binding obligation, enforceable in accordance with its terms.

4.                                      Full Force and Effect. Except as specifically modified by this Joinder, all terms and conditions of the Rights Agreement shall remain in full force and effect, unmodified in any way. This Joinder shall be deemed to form an integral part of the Rights Agreement and shall be effective as of March 28, 2013 as if the provisions hereof had been incorporated into the Rights Agreement as originally executed. In the event of any inconsistency or conflict between the provisions of the Rights Agreement and this Joinder, the provisions of this Joinder will prevail and govern. All references to the “Agreement” in the Rights Agreement shall hereinafter refer to the Rights Agreement as amended by this Joinder.

5.                                      Governing Law. This Joinder will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws that would result in the application of the law of any other state.

6.                                      Counterparts. This Joinder may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

7.                                      Electronic Signatures. This Joinder may be executed and delivered by facsimile or electronic signature (e.g., DocuSign) and upon such delivery the facsimile or electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, the parties hereto have executed this JOINDER AND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first above written.

THE COMPANY:

DERMIRA, INC.

By:	/s/ Thomas Wiggans
Name:	Thomas Wiggans
Title:	Chief Executive Officer

[SIGNATURE PAGE TO JOINDER AND AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this JOINDER AND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first above written.

INVESTORS:

BAY CITY CAPITAL FUND V, L.P.

By: Bay City Capital Management V LLC
Its: General Partner
By: Bay City Capital LLC,
Its: Manager

By:	/s/ Fred Craves
Name:	Fred Craves
Title:	Managing Director

BAY CITY CAPITAL FUND V CO-INVESTMENT FUND, L.P.

By: Bay City Capital Management V LLC
Its: General Partner
By: Bay City Capital LLC,
Its: Manager

By:	/s/ Fred Craves
Name:	Fred Craves
Title:	Managing Director

[SIGNATURE PAGE TO JOINDER AND AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this JOINDER AND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first above written.

INVESTOR:

NEW ENTERPRISE ASSOCIATES 13, LIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

[SIGNATURE PAGE TO JOINDER AND AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this JOINDER AND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first above written.

INVESTOR:

CANAAN VIII L.P.
By:	Canaan Partners VIII LLC

By:	/s/ Wende S. Hutton
Wende S. Hutton
Member/Manager

[SIGNATURE PAGE TO JOINDER AND AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this JOINDER AND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first above written.

STOCKHOLDERS:

THOMAS WIGGANS

/s/ Thomas Wiggans

WIGGANS LIVING TRUST DATED 5/14/02

By:	/s/ Thomas Wiggans
Name:	Thomas Wiggans
Title:	Trustee

ELIZABETH WIGGANS IRREVOCABLE GIFTING TRUST DATED 2/24/11

By:
Name:	James Baumgardt
Title:	Trustee

AMANDA WIGGANS IRREVOCABLE GIFTING TRUST DATED 2/24/11

By:
Name:	James Baumgardt
Title:	Trustee

[SIGNATURE PAGE TO JOINDER AND AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this JOINDER AND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first above written.

INVESTOR:

UCB S.A.

/s/ Detlef Thielgen
By:
Name:	Detlef Thielgen
Title:	Chief Financial Officer
Executive Vice President

[SIGNATURE PAGE TO JOINDER AND AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this JOINDER AND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first above written.

INVESTOR:

UCB S.A.

/s/ Mark McDade
By:
Name:	Mark McDade
Title:	Executive Vice President

[SIGNATURE PAGE TO JOINDER AND AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]